SHAREHOLDERS OF F.N.B. CORPORATION AND OMEGA FINANCIAL APPROVE MERGER

Hermitage and State College, PA – March 19, 2008 – F.N.B. Corporation (NYSE: FNB) and Omega Financial Corporation (NASDAQ: OMEF) today jointly announced that the shareholders of each company approved the Agreement and Plan of Merger between F.N.B. Corporation and Omega Financial Corporation.

At F.N.B. Corporation’s special meeting, the holders of a majority of its shares voted in favor of the proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 8, 2007, between F.N.B. Corporation (“FNB”) and Omega Financial Corporation (“Omega”) pursuant to which Omega will merge with and into FNB and FNB will issue up to 26,600,000 shares of FNB common stock.

At Omega’s special meeting, the holders of a majority of its shares voted in favor of the proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 8, 2007, between FNB and Omega, pursuant to which Omega will merge with and into FNB and each outstanding share of Omega common stock will be converted into 2.022 shares of FNB common stock.

The merger transaction has been approved by all regulatory authorities. The transaction is expected to close on April 1, 2008.

Forward-looking Statements

Certain statements in this press release, including, without limitation, statements as to the impact of the merger, statements as to FNB’s, Omega’s, or their respective management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Private Securities Exchange Act of 1934, which are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. Such factors may include, without limitation, a significant increase in competitive pressures among financial institutions; changes in the interest rate environment that may reduce interest margins; changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; less favorable than expected general or local economic or political conditions; legislative or regulatory changes that may adversely affect the businesses in which FNB or Omega is engaged; technological issues which may adversely affect FNB’s or Omega’s financial operations or customers; changes in the securities markets and other risks detailed from time to time in FNB’s and Omega’s filings with the SEC. Due to such risks and uncertainties, FNB and Omega may not be able to complete the proposed merger on the terms summarized above or other acceptable terms, or at all, for any reason. FNB and Omega disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $6.1 billion at December 31, 2007. F.N.B. Corporation is a leading provider of commercial and retail banking, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC and Regency Finance Company. It also operates consumer finance offices in Tennessee and loan production offices in Tennessee and Florida.

Mergent Inc., a leading provider of business and financial information about publicly traded companies, has recognized F.N.B. Corporation as a Dividend Achiever. This annual recognition is based on F.N.B. Corporation’s outstanding record of increased dividend performance. F.N.B. Corporation has consistently increased dividend payments for 35 consecutive years.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB”. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.

About Omega Financial Corporation

Omega Bank is a subsidiary of Omega Financial Corporation (NASDAQ: OMEF), a $1.8 billion institution headquartered in State College, PA. Omega Bank operates 64 community offices and drive-thru operations in 13 counties, and operates affiliates Bank Capital Leasing, Omega Bank Wealth Management, Mid Penn Insurance, and Omega Financial Mortgage Solutions. Omega Bank has been named to US Banker’s list of top 200 mid-tier banks ranked by three-year average return on equity and was ranked 11th among banks in Pennsylvania. Its parent company, Omega Financial, has previously been added to NASDAQ’s Dividend Achievers Index, designed to offer a unique approach for NASDAQ investors seeking a long-term portfolio of higher risk-adjusted returns. Members of this index are typically companies with strong cash reserves, solid balance sheets and a proven record of consistent earnings growth. Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega Financial Corporation Web site, http://www.omegafinancial.com.

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Contact:

F.N.B. Corporation:
Bartley Parker, CFA
203-682-8250
bartley.parker@icrinc.com

Omega Financial Corporation:
Daniel Warfel, CFO
814-231-5778